Exhibit 10.2
FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “First Amendment”) is made as of the 14th day of October, 2022 (“Effective Date”), by and between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company (“Seller”), and WB UNION PLAZA HOLDINGS LLC, a Delaware limited liability company (“Buyer”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:
RECITALS
A.Seller and Buyer are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated as of July 20, 2022 (as amended by this First Amendment, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.
B.Seller and Buyer have agreed to modify the terms of the Purchase Agreement as set forth in this First Amendment.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Buyer agree as follows:
1.Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.
2.Closing Date. Effective upon Seller’s receipt of the First Extension Fee (as such term is defined in Paragraph 3(a)(i) below), the Closing Date shall be, and hereby is, extended from October 19, 2022, at 1:00 p.m. to November 7, 2022, at 1:00 p.m. (California time); provided, however, Buyer may elect to further extend the Closing Date from November 7, 2022 to November 15, 2022, at 1:00 p.m. (California time), so long as Buyer delivers to Seller written notice of Buyer’s intention to extend the Closing Date (the “Closing Extension Notice”) on or before November 2, 2022, and Buyer, by no later than November 7, 2022, deposits with Escrow Holder the Second Additional Deposit (as such term is defined in Paragraph 3(b)(ii) below) in accordance with the terms and provisions of Paragraph 3(b)(ii) below; provided further, however, Buyer may elect to further extend the Closing Date from November 15, 2022 to November 30, 2022, at 1:00 p.m. (California time), so long as Buyer delivers to Seller written notice of Buyer’s intention to extend the Closing Date (the “Additional Closing Extension Notice”) on or before November 10, 2022, and Buyer, by no later than November 15, 2022, deposits with Escrow Holder the Third Additional Deposit (as such term is defined in Paragraph 3(c)(ii) below) in accordance with the terms and provisions of Paragraph 3(c)(ii) below.
3.Reductions in Deposit; Extension Fees; Additional Deposits.
(a)As of the Effective Date, the Deposit shall be, and hereby is, reduced (the “First Reduction”) by $7,500,000.00 (the “First Reduction Amount”). In consideration of

Seller’s extending the Closing Date from October 19, 2022 to November 7, 2022, as provided in this First Amendment, Buyer shall:
(i)pay to Seller, in cash or current funds, an extension fee (the “First Extension Fee”) in the amount of $7,500,000 within one (1) business day after the Effective Date, and Buyer hereby irrevocably authorizes and directs Escrow Holder to remit the First Reduction Amount directly to Seller in payment of the First Extension Fee no later than one (1) business day after the Effective Date. The First Extension Fee shall be deemed earned in full upon execution and delivery of this First Amendment, and concurrently with the Closing, Buyer shall receive a credit against the Purchase Price in the amount of the First Extension Fee paid to Seller; and
(ii)by no later than October 31, 2022, deposit in escrow with Escrow Holder, in cash or current funds, the sum of One Million Dollars ($1,000,000) (the “Additional Deposit”), which shall be credited at the Close of Escrow towards the Purchase Price. The Additional Deposit, once made, will be treated as part of the Deposit for all purposes under the Purchase Agreement. For avoidance of doubt, upon Buyer’s deposit of the Additional Deposit as provided in this Paragraph 3(a)(ii), the amount of the Deposit (after taking into the account the First Reduction) shall equal One Million Dollars ($1,000,000). If Buyer fails to timely deposit the Additional Deposit as provided in this Paragraph 3(a)(ii), then Buyer shall be in default under the Purchase Agreement and Seller shall have the right to terminate the Purchase Agreement, in which event the Purchase Agreement shall be null and void and of no further force or effect and neither party shall have any rights or obligations against or to the other except for those provisions thereof which by their terms expressly survive the termination of the Purchase Agreement.
(b)In the event Buyer delivers to Seller the Closing Extension Notice referenced in Paragraph 2 of this First Amendment, the Deposit shall be, and hereby is, further reduced (the “Second Reduction”) by $1,000,000.00 (the “Second Reduction Amount”). In consideration of Seller’s extending the Closing Date from November 7, 2022 to November 15, 2022, as provided in this First Amendment, Buyer shall:
(i)pay to Seller, in cash or current funds, an extension fee (the “Second Extension Fee”) in the amount of $1,000,000 concurrently with Buyer’s delivery of the Closing Extension Notice, and Buyer hereby irrevocably authorizes and directs Escrow Holder to remit the Second Reduction Amount directly to Seller in payment of the Second Extension Fee concurrently with Buyer’s delivery of the Closing Extension Notice. The Second Extension Fee shall be deemed earned in full upon Buyer’s delivery to Seller of the Closing Extension Notice, and concurrently with the Closing, Buyer shall receive a credit against the Purchase Price in the amount of the Second Extension Fee paid to Seller; and
(ii)by no later than November 7, 2022, deposit in escrow with Escrow Holder, in cash or current funds, the sum of One Million Dollars ($1,000,000) (the “Second Additional Deposit”), which shall be credited at the Close of Escrow towards the Purchase Price. The Second Additional Deposit, once made, will be treated as part of the Deposit for all purposes under the Purchase Agreement. For avoidance of doubt, upon Buyer’s deposit of the Second Additional deposit as provided in this Paragraph 3(b)(ii), the amount of the Deposit

(after taking into the account the First Reduction and the Second Reduction) shall equal One Million Dollars ($1,000,000). If Buyer fails to timely deposit the Second Additional Deposit as provided in this Paragraph 3(b)(ii), then Buyer shall be in default under the Purchaser Agreement and Seller shall have the right to terminate the Purchase Agreement, in which event the Purchase Agreement shall be null and void and of no further force or effect and neither party shall have any rights or obligations against or to the other except for those provisions thereof which by their terms expressly survive the termination of the Purchase Agreement.
(c)In the event Buyer delivers to Seller the Additional Closing Extension Notice referenced in Paragraph 2 of this First Amendment, the Deposit shall be, and hereby is, further reduced (the “Third Reduction”) by $1,000,000.00 (the “Third Reduction Amount”). In consideration of Seller’s extending the Closing Date from November 15, 2022 to November 30, 2022, as provided in this First Amendment, Buyer shall:
(i)pay to Seller, in cash or current funds, an extension fee (the “Third Extension Fee”, and together with the First Extension Fee and Second Extension Fee (if applicable), collectively, the “Extension Fee”) in the amount of $1,000,000 concurrently with Buyer’s delivery of the Additional Closing Extension Notice, and Buyer hereby irrevocably authorizes and directs Escrow Holder to remit the Third Reduction Amount directly to Seller in payment of the Third Extension Fee concurrently with Buyer’s delivery of the Additional Closing Extension Notice. The Third Extension Fee shall be deemed earned in full upon Buyer’s delivery to Seller of the Additional Closing Extension Notice, and concurrently with the Closing, Buyer shall receive a credit against the Purchase Price in the amount of the Third Extension Fee paid to Seller; and
(ii)by no later than November 15, 2022, deposit in escrow with Escrow Holder, in cash or current funds, the sum of One Million Dollars ($1,000,000) (the “Third Additional Deposit”), which shall be credited at the Close of Escrow towards the Purchase Price. The Third Additional Deposit, once made, will be treated as part of the Deposit for all purposes under the Purchase Agreement. For avoidance of doubt, upon Buyer’s deposit of the Third Additional Deposit as provided in this Paragraph 3(c)(ii), the amount of the Deposit (after taking into the account the First Reduction, the Second Reduction and Third Reduction) shall equal One Million Dollars ($1,000,000). If Buyer fails to timely deposit the Third Additional Deposit as provided in this Paragraph 3(c)(ii), then Buyer shall be in default under the Purchaser Agreement and Seller shall have the right to terminate the Purchase Agreement, in which event the Purchase Agreement shall be null and void and of no further force or effect and neither party shall have any rights or obligations against or to the other except for those provisions thereof which by their terms expressly survive the termination of the Purchase Agreement.
(d)Notwithstanding anything stated to the contrary herein or in the Purchase Agreement, the Extension Fee shall not be refundable to Buyer under any circumstances unless Seller fails to sell and convey the Property to Buyer when Seller is obligated to do so under the terms and provisions of the Purchase Agreement
4.Representations & Warranties Insurance Policy. The parties acknowledge and agree that a Representations & Warranties Insurance Policy (as hereinafter defined), is in the process of being issued at Seller’s cost and expense. In the event the Representations & Warranties Insurance Policy is issued concurrently with the Closing, Buyer hereby (a) acknowledges and agrees that any claim that Buyer may have against Seller under the terms and provisions of the Purchase Agreement (a “Post-Closing Claim”) shall be pursued solely against its Representations & Warranties Insurance Policy, (b) expressly waives any rights it may have under the Purchase Agreement, including, without limitation, Section 15.6(d) thereof, to pursue Seller for any Post-Closing Claim, and (c) agrees to execute and deliver at Closing a written confirmation in a form reasonably acceptable to Seller and Buyer confirming the issuance of the Representations & Warranties Insurance Policy and the terms and provisions of this Paragraph 4. For purposes hereof, the term “Representations & Warranties Insurance Policy” shall mean a representations and warranties insurance policy in a form reasonably acceptable to Buyer and issued in favor of Buyer by an issuer reasonable acceptable to Buyer. The terms and provisions of this Paragraph 4 shall survive the Closing.
5.Assignment. In the event Buyer elects to enter into one or more Partial Assignments and Assumption Agreements as provided for under Section 15.2 of the Purchase Agreement, pursuant to which the Fee Buyer will acquire fee title to the Real Property and Improvements and the Leasehold Buyer will acquire a leasehold interest in the Real Property and Improvements, then Buyer hereby agrees to provide to Seller, by no later than October 31, 2022, the names and signature blocks of such Fee Buyer and Leasehold Buyer.
6.Effectiveness of Agreement. Except as modified by this First Amendment, all the terms of the Purchase Agreement shall remain unchanged and in full force and effect.
7.Counterparts. This First Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.
8.Telecopied/Emailed Signatures. A counterpart of this First Amendment that is signed by one party to this First Amendment and telecopied/emailed to the other party to this First Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this First Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this First Amendment.
9.Successors and Assigns. All of the terms and conditions of this First Amendment shall apply to benefit and bind the successors and assigns of the respective parties.
IN WITNESS WHEREOF, Seller and Buyer have entered into this First Amendment to Purchase and Sale Agreement and Escrow Instructions as of the date first above stated.
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“SELLER”
KBSII 445 SOUTH FIGUEROA, LLC
a Delaware limited liability company
By:    KBSII REIT ACQUISITION XV, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland Corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

“BUYER”
WB UNION PLAZA HOLDINGS LLC,
a Delaware limited liability company
By:    /s/ Joel Schreiber
Name:    Joel Schreiber
Its:    ___________